UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

REVOLVE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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REVOLVE GROUP, INC.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held at 11:00 a.m. Pacific Time on Friday June 11, 2021

TO STOCKHOLDERS OF REVOLVE GROUP, INC.:

The 2021 Annual Meeting of Stockholders of Revolve Group, Inc., or REVOLVE, a Delaware corporation, will be held on Friday, June 11, 2021, at 11:00 a.m. Pacific Time, solely via live webcast on the Internet at www.virtualshareholdermeeting.com/RVLV2021, for the following purposes as more fully described in the accompanying proxy statement for the Annual Meeting to:

1.	elect as directors the five nominees named in the accompanying proxy statement;
2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2021; and
3.	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of REVOLVE has fixed the close of business on April 16, 2021 as the record date for the meeting. Only stockholders of record of our common stock on April 16, 2021 are entitled to notice of, and to vote at, the meeting. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to Be Held on Friday, June 11, 2021. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote and includes instructions on how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our proxy statement and our annual report to stockholders can be accessed directly at the following Internet address: www.proxyvote.com, using the control number located on the Notice or, if you requested to receive a printed copy of the proxy materials, your accompanying proxy card.

We appreciate your continued support of REVOLVE and look forward to you attending the meeting virtually or receiving your proxy.

By order of the Board of Directors,

Mike Karanikolas Co-Founder and Co-Chief Executive Officer	Michael Mente Co-Founder and Co-Chief Executive Officer
April 29, 2021
Cerritos, California
YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

-i-

REVOLVE GROUP, INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held on Friday, June 11, 2021 at 11:00 a.m. Pacific Time

This proxy statement and the accompanying proxy card are furnished by REVOLVE in connection with solicitation of proxies by our board of directors for use at the 2021 Annual Meeting of Stockholders of REVOLVE, or the Annual Meeting, to be held on Friday, June 11, 2021, at 11:00 a.m. Pacific Time, solely via live webcast on the Internet at www.virtualshareholdermeeting.com/RVLV2021, and for any postponements, adjournments or continuations thereof. On or about April 29, 2021, we first mailed to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for the Annual Meeting and our annual report to stockholders and how to submit your proxy for the Annual Meeting.

GENERAL INFORMATION

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

How Do I Attend the Annual Meeting?

We will hold the Annual Meeting on Friday, June 11, 2021 at 11:00 a.m. Pacific Time, solely via live webcast on the Internet at www.virtualshareholdermeeting.com/RVLV2021. You will not be able to attend the Annual Meeting in person.

Stockholders will need to log-in to www.virtualshareholdermeeting.com/RVLV2021 using the 16-digit control number on the Notice, proxy card or voting instruction form to attend the Annual Meeting.

Stockholders may vote their shares at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/RVLV2021 on the day of and during the Annual Meeting. If you are a beneficial owner, you must submit a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date.

Who Is Soliciting My Vote?

The board of directors of REVOLVE is soliciting your vote in connection with the Annual Meeting.

What Matters Am I Voting On?

You will be voting on:

•	the election of the directors named in this proxy statement, each to serve until our 2022 annual meeting of stockholders, or until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2021; and
•	any other business that may properly come before the meeting.

How Does the Board of Directors Recommend I Vote on These Proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the five nominees named in this proxy statement for election as directors; and;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2021.

Who Is Entitled to Vote?

Only holders of our common stock as of the close of business on April 16, 2021, the record date, are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 35,777,020 shares of our Class A common stock and 36,422,333 shares of our Class B common stock outstanding and entitled to vote. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock held on the record date. We do not have cumulative voting rights for the election of directors. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

What Is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

Many of our stockholders hold their shares as beneficial owners through a brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker or other nominee “in street name.”

Registered Stockholders or Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies listed in this proxy statement or to attend online and vote at the Annual Meeting.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held “in street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker or nominee on how to vote your shares in accordance with your broker’s or nominee’s procedures. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you follow your broker’s or nominee’s procedures for obtaining a legal proxy.

How Can I Contact REVOLVE’s Transfer Agent?

You can contact our transfer agent using the following information:

•	By Regular Mail:

EQ Shareowner Services

PO Box 64874

St Paul MN 55164-0874

•	By Overnight Mail:

EQ Shareowner Services

1110 Centre Point Curve, Suite 101

Mendota Heights, MN 55120-4100

•	By Telephone:

800-468-9716

How Do I Vote?

You may vote by attending the virtual Annual Meeting online or by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the Notice, proxy materials and our annual report to stockholders at www.proxyvote.com. You may vote on the Internet by going to www.proxyvote.com and following the instructions. You may also vote by telephone by calling 1-800-690-6903 free of charge.

Can I Change My Vote or Revoke My Proxy?

Yes. You can change your vote or revoke your proxy at any time before the Annual Meeting by:

•	casting a new vote by Internet or by telephone;
•	returning a later-dated proxy card;
•	notifying the corporate secretary of REVOLVE, in writing, at the address listed on the front page; or
•	virtually attending the Annual Meeting and voting.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you submit a written ballot at the Annual Meeting.

What Is the Effect of Giving a Proxy?

A proxy is your legal designation of another person to vote the stock you own at the Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.

Proxies are solicited by and on behalf of our board of directors, and our board has designated Ms. Jodi Chapin and Mr. Jesse Timmermans to serve as proxies for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above.

If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.

If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why Did I Receive a Notice Regarding the Availability of Proxy Materials on the Internet Instead of a Full Set of Proxy Materials?

In accordance with the rules of the U.S. Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about April 29, 2021, we first mailed to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals to be presented at the Annual Meeting and how to request printed copies of the proxy materials and our annual report to stockholders.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

How Do We Count Votes?

The Inspector of Election appointed by our board of directors for the Annual Meeting is responsible for counting votes. For Proposal No. 1, the Inspector of Election will separately count “For” and “Withhold” votes and broker non-votes for each nominee. For Proposal No. 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. See the section below captioned “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” for more information.

What Is a Quorum?

A quorum is the minimum number of shares required to virtually attend or be represented by proxy at the Annual Meeting for the meeting to be properly held and business to be conducted at the meeting in accordance with our bylaws and Delaware law. If there is no quorum at the Annual Meeting, either the chairperson of the meeting or the stockholders entitled to vote who are present at the meeting may adjourn the meeting to another date. The presence, online or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (referred to as “stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock, referred to as a “broker non-vote,” held in street name with respect to certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

How Many Votes Are Needed for Approval of Each Matter?

•

Proposal No. 1 — Election of Directors: The election of directors requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” with respect to a particular nominee (whether as a result of a stockholder abstention or withholding or a broker non-vote) will have no effect on the outcome of the election.

•

Proposal No. 2 — Ratification of the Appointment of KPMG LLP: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2021 must receive the affirmative “FOR” vote of a majority of the shares present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How Are Proxies Solicited for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the Annual Meeting will be borne by REVOLVE. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of the Notice or proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

How May My Brokerage Firm or Other Intermediary Vote My Shares If I Fail to Provide Timely Directions?

If your broker holds your shares as your nominee (that is, in “street name”), you will need to follow the instructions your broker provides to instruct your broker on how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2) is considered routine under applicable rules. Since a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. The election of directors (Proposal No. 1) is considered non-routine under applicable rules. Absent direction from you, your broker will not have discretion to vote on the election of directors, and therefore there may be broker non-votes in connection with this proposal.

Is My Vote Confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within REVOLVE or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where Can I Find the Voting Results of the Annual Meeting?

If possible, we will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I Share an Address with Another Stockholder, and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain an Additional Copy of the Proxy Materials?

We have adopted a procedure approved by the SEC called “householding” to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing the same household. Under this householding procedure, we send only a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders of record who share the same address unless one of those stockholders notifies us that the stockholder would like a separate copy of the Notice or proxy materials. This householding procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that REVOLVE only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us by telephone at (562) 677-9513 or at the following address:

Revolve Group, Inc.

Attention: Investor Relations

12889 Moore Street

Cerritos, California 90703

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What Is the Deadline to Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or to Nominate Individuals to Serve as Directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, unless the date of our 2022 annual meeting is changed by more than 30 days from the date of the Annual Meeting, our corporate secretary must receive the written proposal at our principal executive offices not later than December 30, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Revolve Group, Inc.

Attention: Corporate Secretary

12889 Moore Street

Cerritos, California 90703

Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in our proxy materials with respect to such meeting, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 13, 2022; and
•	not later than the close of business on March 15, 2022.

However, if we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; and
•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the 2022 annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of REVOLVE at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section of this proxy statement captioned “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders of record to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must be entitled to vote at the annual meeting and provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “What Is the Deadline to Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or to Nominate Individuals to Serve As Directors?”

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors, which is currently composed of five members. Because we qualify as a “controlled company” under the corporate governance rules of the New York Stock Exchange, or NYSE, we are not required to comply with certain corporate governance standards, including the requirement to have a majority of our board of directors be independent. See the section of this proxy statement captioned “Board of Directors and Corporate Governance—Controlled Company Exemption.” At each annual meeting of stockholders, directors will be elected for a one-year term.

The following table sets forth the names and certain other information for each of the nominees for election as a director as of April 29, 2021. Directors elected at the Annual Meeting will serve until our 2022 annual meeting of stockholders, or until their successors are duly elected and qualified.

Nominees	Age	Position
Mike Karanikolas(1)	42	Co-Chief Executive Officer, Director
Michael Mente(1)	40	Co-Chief Executive Officer, Director
Melanie Cox(2)(3)	61	Director
Hadley Mullin(2)(3)	46	Director
Marc Stolzman(2)(3)	54	Director

(1)	Member of the nominating and corporate governance committee
(2)	Member of the compensation committee
(3)	Member of the audit committee

Nominees for Director

Michael (“Mike”) Karanikolas, our co-founder, has served as our co-chief executive officer and as a member of our board of directors since inception. Before founding REVOLVE in 2003, Mr. Karanikolas was a software engineer at NextStrat from 2000 until 2002. Mr. Karanikolas holds a B.S. in engineering from Virginia Tech University. We believe Mr. Karanikolas’s perspective, experience and institutional knowledge as our co-founder and co-chief executive officer qualify him to serve as director.

Michael Mente, our co-founder, has served as our co-chief executive officer and as a member of our board of directors since inception. Before founding REVOLVE in 2003, Mr. Mente was an analyst at NextStrat from 2001 until 2002. Mr. Mente holds a B.S. in business administration from the University of Southern California. We believe Mr. Mente’s perspective, experience and institutional knowledge as our co-founder and co-chief executive officer qualify him to serve as director.

Melanie Cox has served as a member of our board of directors since July 2020. Ms. Cox has served as the chief executive officer of Backcountry.com LLC since June 2020 and has also served on its board of directors since March 2020. From April 2017 until June 2020, and from April 2009 until April 2015, Ms. Cox served as founder and chief executive officer of MBC Consulting, where she advised private equity firms on retail strategy and diligence and also held interim chief executive officer roles at rue21 and American Laser Skincare. From April 2015 through March 2017, Ms. Cox served as managing director at Versa Capital Management, a private equity firm, where she also served as chief executive officer on its behalf at Wet Seal. Each of rue21 and Wet Seal filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in May 2017 and February 2017, respectively. Ms. Cox completed coursework in American studies at the University of Texas at Austin. The Board believes that Ms. Cox’s experience as a retail president and chief executive officer of multiple public and private companies as well as her experience in private equity qualifies her to serve on our board of directors.

Hadley Mullin has served as a member of our board of directors since 2012. Since 2004, Ms. Mullin has served as a senior managing director at TSG Consumer Partners, a private equity firm. From 1996 to 2004, Ms. Mullin served as a consultant at Bain and Company. She serves as a director of a number of privately held companies. Ms. Mullin holds a B.A. in government from Dartmouth College and an M.B.A. from Stanford

University Graduate School of Business. We believe Ms. Mullin’s experience as a managing director of a private equity firm and as a director of various companies qualifies her to serve on our board of directors.

Marc Stolzman has served as a member of our board of directors since June 2018. Since May 2019, Mr. Stolzman has served as the senior vice president and executive lead of finance of Peapod Digital Labs. From September 2018 until April 2019, Mr. Stolzman served as the president and chief financial officer of Kymeta Corporation, where he served as chief financial officer from April 2015 until August 2018. From 2012 until 2015, he was the chief financial officer of Zulily. Prior to Zulily, Mr. Stolzman held chief financial officer and executive-level finance positions at various companies including Zumiez, Blue Nile and Starbucks. Mr. Stolzman holds a B.A. in finance from Washington State University. We believe Mr. Stolzman’s experience as a chief financial officer of multiple public and private companies qualifies him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Class A common stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of a listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his and her background, employment and affiliations, including family relationships, our board of directors has determined that, other than Messrs. Karanikolas and Mente, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the other directors is “independent” as that term is defined under the rules of the NYSE. Our board of directors also determined that each of Mss. Cox and Mullin and Mr. Stolzman satisfy the independence standards for the committees on which they serve as established by applicable SEC rules and the rules of the NYSE. We qualify as a “controlled company” under the corporate governance rules of NYSE, which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

In making its independence determinations, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board of directors believes that having our co-chief executive officer Mike Karanikolas also serve as chairperson of the board, while also having Ms. Mullin serve as lead independent director, is the appropriate leadership structure for us at this point in our company’s development. We believe that this structure provides appropriate leadership and oversight of our company and facilitates effective functioning of both management and the board of directors. Our corporate governance guidelines are posted on our website at https://investors.revolve.com/governance/governance-documents.

Risk Management

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not affected the board of directors’ leadership structure.

Controlled Company Exemption

MMMK Development, Inc., an entity controlled by our co-chief executive officers, controls a majority of the voting power represented by our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of NYSE. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We intend to rely on the foregoing exemptions provided to controlled companies under the corporate governance rules of NYSE. Therefore, we do not have an entirely independent nominating and corporate governance committee and may not perform an annual performance evaluation of the nominating and corporate governance committee unless and until such time as we are required to do so. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on NYSE, we will be required to comply with these provisions within the applicable transition periods.

Board Meetings

During the fiscal year ended December 31, 2020, our board of directors held ten meetings (including regularly scheduled and special meetings). No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. All of our directors who served at the time of last year’s annual meeting of stockholders attended such meeting.

Board Committees

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

The members of our audit committee are Mss. Cox and Mullin and Mr. Stolzman, each of whom is a non-employee member of our board of directors. Our audit committee chairperson, Mr. Stolzman, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of the NYSE. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems.

Our audit committee:

•	approves the hiring, discharging and compensation of our independent registered public accounting firm;
•	oversees the work of our independent registered public accounting firm;
•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	reviews the qualifications, independence and performance of the independent registered public accounting firm;
•	reviews our consolidated financial statements and review our critical accounting policies and estimates;
•	develops procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	reviews the adequacy and effectiveness of our internal controls; and
•

reviews and discusses the scope and results of the audit with the independent registered public accounting firm and reviews, with management and the independent registered public accounting firm, our interim and annual operating results.

During 2020, our audit committee met four times. The audit committee also meets periodically with our outside auditors without management present, at such times as it deems appropriate. Our board of directors has adopted a written charter for the audit committee in compliance with the applicable rules of the SEC and the listing standards of the NYSE that is available on our website at https://investors.revolve.com/governance/governance-documents.

Compensation Committee

The members of our compensation committee are Mss. Cox and Mullin and Mr. Stolzman, each of whom is a non-employee member of our board of directors. Ms. Mullin is the chairperson of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs.

Our compensation committee:

•	reviews and approves or recommends policies relating to compensation and benefits of our officers and employees;
•	reviews and approves corporate goals and objectives relevant to compensation of our founders and co-chief executive officers and other senior officers;
•	evaluates the performance of our officers in light of established goals and objectives;
•	recommends compensation of our officers based on its evaluations; and
•	administers the issuance of stock options and other awards under our stock plans.

During 2020, our compensation committee met four times. Our board of directors has adopted a written charter for the compensation committee in compliance with the applicable rules of the SEC and the listing standards of the NYSE that is available on our website at https://investors.revolve.com/governance/governance-documents. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, excluding any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Messrs. Karanikolas and Mente. Mr. Karanikolas is the chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors.

Our nominating and corporate governance committee:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;
•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chairperson assignments;
•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and
•	reviews and makes recommendations with regard to our corporate governance guidelines.

During 2020, our nominating and corporate governance committee met one time. Our board of directors has adopted a written charter for the nominating and corporate governance committee in compliance with the applicable rules of the SEC and the listing standards of the NYSE that is available on our website at https://investors.revolve.com/governance/governance-documents.

Considerations in Evaluating Director Nominees

Our board of directors and our nominating and corporate governance committee regularly review the composition of the board of directors and use a variety of methods for identifying and evaluating potential directors whose perspectives, skills and experiences will enable them to make meaningful contributions to shaping the future of our company. In their evaluation of director candidates, they will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that are considered include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like. Other than the foregoing, there are no stated minimum criteria for director nominees.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The nominating and corporate governance committee considers these and other factors as it oversees the annual board of director and committee evaluations.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws and the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the requirements and procedures in Section 2.4 of our bylaws. For additional information regarding stockholder nominations of director candidates, see the section of this proxy statement captioned “General Information—What Is the Deadline to Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or to Nominate Individuals to Serve As Directors?”

Stockholder and Interested Party Communications with the Board of Directors

Stockholders and interested parties wishing to communicate with a non-management member of our board of directors may do so by writing to such director and mailing the correspondence to: Revolve Group, Inc., Attention: Corporate Secretary, 12889 Moore Street, Cerritos, California 90703. All such communications will be forwarded to the appropriate committee of the board of directors, or if none is specified, to the chairperson of the board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our co-chief executive officers, chief financial officer and other executive and senior financial officers. Our corporate governance guidelines and code of business conduct and ethics available on our website at https://investors.revolve.com/governance/governance-documents. We will post amendments to our code of business conduct and ethics or waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Mss. Cox and Mullin and Mr. Stolzman. None of the member of the compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee. None of the members of our compensation committee may be deemed to have an interest in certain transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Act that are disclosed in section of this proxy statement captioned “Related Person Transactions,” which disclosure is hereby incorporated by reference in this section.

Director Compensation

The compensation paid to Messrs. Karanikolas and Mente in respect of their employment in 2020 is included in the Summary Compensation Table in the section of this proxy statement captioned “Executive Compensation.” The following table provides information concerning compensation earned by our non-employee directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Melanie Cox(1)	31,250	100,005	131,255
Hadley Mullin	—	—	—
Marc Stolzman(2)	35,000	99,998	134,998

(1)

Ms. Cox was appointed to our board of directors on July 28, 2020. The amount reported in the “Fees Earned or Paid in Cash” column represents a $50,000 retainer for board service and $12,500 in committee fees, prorated based on Ms. Cox’s appointment date and less an amount that Ms. Cox voluntarily forwent between her appointment date and August 15, 2020 as part of our response to the COVID-19 pandemic’s anticipated impact on our business. The amount reported in the “Stock Awards” column represents the aggregate grant date fair value of stock awards granted in 2020. The amount has been computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. As of December 31, 2020, Ms. Cox held 6,124 restricted stock units that will vest and become immediately exercisable the day prior to the Annual Meeting subject to her continued service as a non-employee director through the vesting date.

(2)

The amount reported in the “Fees Earned or Paid in Cash” column represents a $50,000 retainer for board service and $20,000 in committee fees, less an amount that Mr. Stolzman voluntarily forwent between April 12, 2020 and August 15, 2020 as part of our response to the COVID-19 pandemic’s anticipated impact on our business. The amount reported in the “Stock Awards” column represents the aggregate grant date fair value of stock awards granted in 2020. The amount has been computed in accordance with FASB ASC Topic 718. As of December 31, 2020, Mr. Stolzman held 3,883 shares of Class A common stock, fully vested options to purchase 18,205 shares of Class B common stock at an exercise price of $11.60 and 6,618 restricted stock units that will vest and become immediately exercisable the day prior to the Annual Meeting subject to his continued service as a non-employee director through the vesting date.

We reimburse directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings.

Outside Director Compensation Policy

Our board of directors adopted an outside director compensation policy for all of our non-employee directors, other than any director, including Hadley Mullin, who is affiliated with TSG Consumer Partners. This outside director compensation policy was developed in connection with our initial public offering in 2019, with input from Compensia, Inc., an independent compensation consultant, regarding practices and compensation level at comparable companies. It is designed to attract, retain and reward non-employee directors.

Cash Compensation

Under the outside director compensation policy, our non-employee directors will be eligible to receive annual cash compensation for service on our board of directors and committees of our board of directors as follows subject to the limits in our 2019 Equity Incentive Plan, or the 2019 Plan:

•	$50,000 for service as a non-employee director;
•	$15,000 for service as chairperson of the audit committee;
•	$7,500 for service as a member of the audit committee;

•	$10,000 for service as chairperson of the compensation committee;
•	$5,000 for service as a member of the compensation committee;
•	$7,500 for service as chairperson of the nominating and corporate governance committee; and
•	$3,750 for service as a member of the nominating and corporate governance committee.

All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Awards

Subject to the limits in our 2019 Plan, each person who first becomes a non-employee director (other than a person that ceases to be an employee of ours but remains a director of ours) on or following the effective date of the outside director compensation policy will be granted an initial award of restricted stock units covering a number of shares of our Class A common stock with a grant date value approximately equal to the grant date fair value described below, which grant will be effective on the first trading date on or after the date on which such person first becomes a non-employee director on or following the effective date of the outside director compensation policy, whether through election by our stockholders or appointment by our board of directors to fill a vacancy. The grant date fair value of each initial award will be either (1) $100,000 or (2) if the scheduled date of the next annual meeting of our stockholders that occurs following the grant of such initial award (or if the date of such annual meeting has not been scheduled, the one-year anniversary of the annual meeting of our stockholders that occurs before the date the initial award is granted) is within six months after the date the initial award is granted, $50,000. Each initial award will vest as to 100% of the restricted stock units on the earlier of (1) the one-year anniversary of the date of grant of the initial award or (2) the day prior to the date of the next annual meeting of our stockholders that occurs following the grant of such initial award, in each case, subject to continued service as a non-employee director through the applicable vesting date.

Annual Awards

Subject to the limits in our 2019 Plan, each non-employee director will be automatically granted, on the date of each annual meeting of our stockholders following the effective date of the outside director compensation policy, an annual award of restricted stock units covering a number of shares of our Class A common stock with a grant date value of approximately $100,000, such grant subject to the non-employee director continuing in that capacity following the date of the annual meeting of our stockholders on which the annual award is granted. Each annual award will fully vest on the earlier of (1) the one-year anniversary of the date of grant of the annual award or (2) the day prior to the date of the next annual meeting of our stockholders that occurs following the grant of such annual award, in each case, subject to continued service as a non-employee director through the applicable vesting date.

In the event of a change in control, as defined in our 2019 Plan, each non-employee director’s outstanding company equity awards will become fully vested and exercisable (if applicable).

We also will continue to reimburse our outside directors for reasonable, customary and documented expenses incurred in connection with their service on the board or any committee of the board.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed KPMG LLP, or KPMG, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. During the year ended December 31, 2020, KPMG served as our independent registered public accounting firm.

Notwithstanding its selection, and even if our stockholders ratify the selection, our audit committee may in its discretion appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our audit committee is submitting the selection of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

Representatives of KPMG will participate at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of KPMG, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table summarizes the fees billed by KPMG for the fiscal years ended December 31, 2020 and 2019, inclusive of out-of-pocket expenses. All fees described below were pre-approved by the audit committee.

	Year Ended December 31,
Fee Category	2020	2019
Audit fees(1)	$563,500	$711,400
Audit-related fees(2)	—	253,332
Tax fees(3)	—	—
All other fees(4)	50,100	50,503
Total fees	$613,600	$1,015,235

(1)

Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements and consultations on accounting matters directly related to the audit.

(2)	Audit-related fees consist of fees for professional services rendered in connection with the submission of our Registration Statement on Form S-1 in connection with our initial public offering.
(3)	Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees related to consulting services on duty drawback claims.

Auditor Independence

In 2020, there were no other professional services provided by KPMG that would have required the audit committee to consider their compatibility with maintaining the independence of KPMG.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. All fees paid to KPMG for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our audit committee. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors is currently comprised of three independent directors and operates under a written charter originally adopted by the board of directors in June 2019, which charter is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee.

The current members of the audit committee are Melanie Cox, Hadley Mullin and Marc Stolzman. Mr. Stolzman serves as the chairperson of the audit committee. Each of Mss. Cox and Mullin and Mr. Stolzman is an “independent director” as currently defined in 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the Exchange Act. The board of directors has also determined that Mr. Stolzman is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.

The audit committee held four meetings during 2020. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm, KPMG. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2020 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, KPMG, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The audit committee of the board of directors of REVOLVE:

Marc Stolzman (Chairperson)

Melanie Cox

Hadley Mullin

The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Revolve Group, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with REVOLVE, and other biographical information as of April 29, 2021, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
Mike Karanikolas	42	Co-Chief Executive Officer and Director
Michael Mente	40	Co-Chief Executive Officer and Director
David Pujades	43	Chief Operating Officer
Jesse Timmermans	44	Chief Financial Officer

Mike Karanikolas. See the section of this proxy statement captioned “Proposal No. 1—Election of Directors—Nominees for Director” for Mr. Karanikolas’s biographical information.

Michael Mente. See the section of this proxy statement captioned “Proposal No. 1—Election of Directors—Nominees for Director” for Mr. Mente’s biographical information.

David Pujades has served as our chief operating officer since August 2012. Mr. Pujades previously served as our vice president of operations from March 2011 until August 2012 and worked in business strategy from December 2009 to March 2011. Mr. Pujades holds a B.S. in engineering from Universitat Politècnica de Catalunya, and an M.A. in international studies and an M.B.A. from the University of Pennsylvania.

Jesse Timmermans has been our chief financial officer since January 2017. Mr. Timmermans previously served as the chief financial officer of Jobalign from June 2014 to January 2017, and worked at Blue Nile from July 2004 until June 2014, most recently as the vice president of finance and controller. Mr. Timmermans holds a B.S. in accounting from Central Washington University.

EXECUTIVE COMPENSATION

Our named executive officers, including our principal executive officers and the next two most highly compensated executive officers, as of December 31, 2020, were:

•	Mike Karanikolas, our co-chief executive officer and director;
•	Michael Mente, our co-chief executive officer and director;
•	David Pujades, our chief operating officer; and
•	Jesse Timmermans, our chief financial officer.

Summary Compensation Table

The following table provides information regarding the compensation earned by or paid to our named executive officers with respect to the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Bonus ($)(2)	All Other Compensation($)(3)	Total Compensation
Mike Karanikolas	2020	296,721	—	155,000	21,358	473,079
Co-Chief Executive Officer	2019	451,235	—	—	21,074	472,309
Michael Mente	2020	296,721	—	155,000	4,120	455,841
Co-Chief Executive Officer	2019	451,235	—	—	4,066	455,301
David Pujades	2020	385,453	240,111	267,884	13,454	906,902
Chief Operating Officer	2019	445,318	—	427,000	13,287	885,605
Jesse Timmermans	2020	314,712	198,009	216,600	21,358	750,679
Chief Financial Officer	2019	348,352	—	200,500	21,074	569,926

(1)

The amounts represent the aggregate grant date fair value of stock options awarded in a given year, calculated in accordance with FASB ASC Topic 718. A description of the methodologies and assumptions we use to value options awards and the manner in which we recognize the related expense are described in Note 8, Equity-based Compensation in our consolidated financial statements for the year ended December 31, 2020, which are included in our Annual Report on Form 10-K filed on February 25, 2021.

(2)	The amounts represent performance-based, discretionary bonuses.
(3)

The amounts represent the excess healthcare premium costs paid by us on behalf of our named executive officers as compared to the healthcare premium costs we paid for the majority of our employee base for similar coverage.

Impact of the COVID-19 Pandemic on Executive Compensation

In April 2020, in light of the COVID-19 pandemic, our board of directors, in consultation with each of our named executive officers, approved a voluntary reduction to each named executive officer’s annual base salary. The reduced base salary for each named executive officer, which was effective as of April 12, 2020, was as set forth below:

•	Mr. Karanikolas’s annual base salary was reduced by more than 99% to $1;
•	Mr. Mente’s annual base salary was reduced by more than 99% to $1;
•	Mr. Pujades’s annual base salary was reduced by 50% to $233,730; and
•	Mr. Timmermans’s annual base salary was reduced by 50% to $192,500.

In August 2020, with improved understanding of the impact of the COVID-19 pandemic on our business and financial position, our board of directors approved the reinstatement of each of our named executive officer’s annual base salary to the full amount payable immediately prior to the above reductions. The reinstated base salary for each named executive officer, which was effective as of August 16, 2020 on a prospective basis, was as set forth below:

•	Mr. Karnikolas: $450,000;
•	Mr. Mente: $450,000;
•	Mr. Pujades: $467,460; and
•	Mr. Timmermans: $385,000.

During the temporary salary reductions, all other elements of our named executive officers’ compensation arrangements remained unchanged.

In March 2021, following our board of director’s review of our business and financial position, our board of directors approved 2020 year-end bonus for each of our named executive officers. The 2020 year-end bonus for each named executive officer also included a one-time discretionary bonus in an amount that approximated the amount by which such named executive officer’s annual base salary was reduced between April 2020 and August 2020.

Executive Employment Arrangements

Mike Karanikolas

We entered into an employment agreement with Mr. Karanikolas, our co-chief executive officer, in September 2018. The employment agreement provides for the severance and change in control benefits described below and supersedes any then-existing agreement or arrangement Mr. Karanikolas may have had with us, including any agreement that provided for severance and/or change in control payments or benefits. The employment agreement does not have a specific term and provides that Mr. Karanikolas is an at-will employee. Under the employment agreement, Mr. Karanikolas receives an annual base salary of $450,000.

If, within the period beginning three months before and ending six months after a change in control, Mr. Karanikolas’s employment is terminated by us other than for cause, death, or disability or he resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to the following benefits:

•

a lump-sum payment equal to six months of his annual base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) or, if such amount is greater, as of immediately before the change in control;

•

a taxable lump-sum payment equal to aggregate cost of the premiums necessary to continue health insurance coverage for him and his eligible dependents under COBRA for six months (based on the COBRA premium rates in effect on the date of his termination), regardless of whether he or his eligible dependents elect continuation coverage under COBRA; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels.

The receipt of the payments and benefits above is conditioned on Mr. Karanikolas timely signing and not revoking a release of claims, returning all documents and property belonging to us, and resigning from all officer and director positions with us.

In addition, if any of the payments or benefits provided for under Mr. Karanikolas’s employment agreement or otherwise payable to Mr. Karanikolas would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Karanikolas’s employment agreement does not require us to provide any tax gross-up payments to him.

Michael Mente

We entered into an employment agreement with Mr. Mente, our co-chief executive officer, in September 2018. The employment agreement provides for the severance and change in control benefits described below and supersedes any then-existing agreement or arrangement Mr. Mente may have had with us, including any agreement that provided for severance and/or change in control payments or benefits. The employment agreement does not have a specific term and provides that Mr. Mente is an at-will employee. Under the employment agreement, Mr. Mente receives an annual base salary of $450,000.

If, within the period beginning three months before and ending six months after a change in control, Mr. Mente’s employment is terminated by us other than for cause, death, or disability or he resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to the following benefits:

•

a lump-sum payment equal to six months of his annual base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) or, if such amount is greater, as of immediately before the change in control;

•

a taxable lump-sum payment equal to aggregate cost of the premiums necessary to continue health insurance coverage for him and his eligible dependents under COBRA for six months (based on the COBRA premium rates in effect on the date of his termination), regardless of whether he or his eligible dependents elect continuation coverage under COBRA; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels.

The receipt of the payments and benefits above is conditioned on Mr. Mente timely signing and not revoking a release of claims, returning all documents and property belonging to us, and resigning from all officer and director positions with us.

In addition, if any of the payments or benefits provided for under Mr. Mente’s employment agreement or otherwise payable to Mr. Mente would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Mente’s employment agreement does not require us to provide any tax gross-up payments to him.

David Pujades

We entered into an employment agreement with Mr. Pujades, our chief operating officer, in September 2018. The employment agreement provides for the severance and change in control benefits described below and supersedes any then-existing agreement or arrangement Mr. Pujades may have had with us, including any agreement that provided for severance and/or change in control payments or benefits. The employment agreement does not have a specific term and provides that Mr. Pujades is an at-will employee.

Under Mr. Pujades’s employment agreement, he receives an annual base salary of $424,000 and is eligible for an annual target bonus equal to 40% of his annual base salary. Mr. Pujades’s annual base salary was increased to $467,460 effective March 2020, and to $490,000 effective March 2021. Mr. Pujades’s annual target bonus was increased to $196,000 effective March 2021.

If Mr. Pujades is terminated by us without “cause” (as defined in his employment agreement) during a performance period and before any annual bonus is paid, he will receive a prorated portion (based on the number of days he was employed during the performance period) of the actual bonus he would have received based on the achievement of the relevant performance metrics had he been employed through the payment date.

If, within the period beginning three months before and ending 12 months after a change in control, which we refer to as the Change in Control Period, Mr. Pujades’s employment is terminated by us other than for cause, death, or disability or he resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to the following benefits:

•

a lump-sum payment equal to 100% of his annual base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) or, if such amount is greater, as of immediately before the change in control;
•

a taxable lump-sum payment equal to aggregate cost of the premiums necessary to continue health insurance coverage for him and his eligible dependents under COBRA for six months (based on the COBRA premium rates in effect on the date of his termination), regardless of whether he or his eligible dependents elect continuation coverage under COBRA; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels.

In addition, if Mr. Pujades’s employment is terminated by us other than for “cause,” death, or “disability” both (1) outside the Change in Control Period and (2) outside of the period beginning upon the completion of our initial public offering and ending on the expiration of the lock-up period, or the IPO Period, he will be eligible to receive the following payments and benefits:

•

continuing payments of his base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) for a period of six months; and

•

a taxable lump-sum payment equal to aggregate cost of the premiums necessary to continue health insurance coverage for him and his eligible dependents under COBRA for six months (based on the COBRA premium rates in effect on the date of his termination), regardless of whether he or his eligible dependents elect continuation coverage under COBRA.

If Mr. Pujades’s employment is terminated by us other than for “cause,” death, or “disability” both (1) outside the Change in Control Period and (2) during the period beginning upon the IPO Period, he will be eligible to receive the following payments and benefits:

•

the severance payments described above for a termination of his employment by us other than for “cause,” death, or “disability” both (1) outside the Change in Control Period and (2) outside of the IPO Period;

•

continuing payments of his base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) through the end of the IPO period;

•

a taxable lump-sum payment equal to aggregate cost of the premiums necessary to continue health insurance coverage for him and his eligible dependents under COBRA through the end of the IPO period (based on the COBRA premium rates in effect on the date of his termination), regardless of whether he or his eligible dependents elect continuation coverage under COBRA; and

•

accelerated vesting of his outstanding equity awards to the extent they would have vested as of the end of the IPO Period, with any unvested awards remaining outstanding until the earlier of the three-month anniversary of such termination and a change in control (with full vesting on such change in control).

The receipt of the payments and benefits above is conditioned on Mr. Pujades timely signing and not revoking a release of claims, returning all documents and property belonging to us, and resigning from all officer and director positions with us.

In addition, if any of the payments or benefits provided for under Mr. Pujades’s employment agreement or otherwise payable to Mr. Pujades would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Pujades’s employment agreement does not require us to provide any tax gross-up payments to him.

Jesse Timmermans

We entered into an employment agreement with Mr. Timmermans, our chief financial officer, in September 2018. The employment agreement provides for the severance and change in control benefits described below and supersedes any then-existing agreement or arrangement Mr. Timmermans may have had with us, including any agreement that provided for severance and/or change in control payments or benefits. The employment agreement does not have a specific term and provides that Mr. Timmermans is an at-will employee.

Under Mr. Timmermans’s employment agreement, he receives an annual base salary of $300,000 and is eligible for an annual target bonus of $75,000. Mr. Timmermans’s annual base salary was increased to $385,000 effective March 2020 and to $450,000 effective March 2021. Mr. Timmermans’s annual target bonus was increased to $200,000 effective March 2021. If Mr. Timmermans is terminated by us without “cause” (as defined in his employment agreement) during a performance period and before any annual bonus is paid, he will receive a prorated portion (based on the number of days he was employed during the performance period) of the actual bonus he would have received based on the achievement of the relevant performance metrics had he been employed through the payment date.

If, within the period beginning three months before and ending six months after a change in control, Mr. Timmermans’s employment is terminated by us other than for cause, death, or disability or he resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to the following benefits:

•

a lump-sum payment equal to six months of his annual base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) or, if such amount is greater, as of immediately before the change in control;

•

a taxable lump-sum payment equal to aggregate cost of the premiums necessary to continue health insurance coverage for him and his eligible dependents under COBRA for six months (based on the COBRA premium rates in effect on the date of his termination), regardless of whether he or his eligible dependents elect continuation coverage under COBRA; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels.

The receipt of the payments and benefits above is conditioned on Mr. Timmermans timely signing and not revoking a release of claims, returning all documents and property belonging to us, and resigning from all officer and director positions with us.

In addition, if any of the payments or benefits provided for under Mr. Timmermans’s employment agreement or otherwise payable to Mr. Timmermans would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Timmermans’s employment agreement does not require us to provide any tax gross-up payments to him.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mike Karanikolas	—	—	—	—	—
Michael Mente	—	—	—	—	—
David Pujades	8/30/2013(1)	40,509	—	3.19	8/30/2023
	2/9/2016(2)	95,272	23,818	6.01	2/9/2026
	2/9/2016(2)	7,411	1,853	18.31	2/9/2026
	8/15/2016(3)	142,924	35,731	7.18	8/15/2026
	8/15/2016(3)	11,118	2,780	22.62	8/15/2026
	4/13/2020(4)	—	57,600	10.32	4/13/2030
Jesse Timmermans	3/10/2017(3)	—	7,412	7.67	3/10/2027
	3/10/2017(3)	55,027	95,274	8.54	3/10/2027
	4/13/2020(4)	—	47,500	10.32	4/13/2030

(1)	This option became fully vested and exercisable on December 31, 2015.
(2)	This option became fully vested and exercisable on February 9, 2021.
(3)

This option vests over five years, with 20% vesting on each of the first five anniversaries of the vesting commencement date of the option and will also vest in full upon the consummation of a change in control, in each case, subject to the executive’s continued service through such date.

(4)

This option vests over five years, with 20% vesting on each of the first five anniversaries of the vesting commencement date of the option and will also vest upon certain qualifying terminations as described under “Executive Employment Arrangements.”

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees with an entry date first occurring on or after May 1, 2018 are automatically enrolled in the 401(k) plan. Participants may defer up to 90% of their eligible compensation, within the limits prescribed by the Code. We do not match participant contributions to the plan. The 401(k) plan also permits us to make discretionary contributions to the 401(k) plan for the benefit of eligible participants. All participants’ interests in any employer nonelective contributions and discretionary matching contributions under our 401(k) Plan vest beginning in the second year after the contribution is made and in equal installments thereafter so that such contributions are 100% vested in the sixth year after such contributions are made. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) plan component.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity compensation plans approved by security holders(3)	4,141,365	$9.20	4,400,331
Equity compensation plans not approved by security holders	—	—	—
Total	4,141,365	9.20	4,400,331

(1)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(2)

Includes 3,000,331 shares available for issuance under our 2019 Plan and 1,400,000 shares available for issuance under our 2019 Employee Stock Purchase Plan, or the ESPP. To date, no offering period or purchase period under our ESPP has begun.

(3)

Includes our 2019 Plan, the ESPP and our 2013 Equity Incentive Plan, or the 2013 Plan. The 2013 Plan was terminated as to the grant of future awards in connection with our initial public offering on June 6, 2019 and since then we have not granted any additional awards under the 2013 Plan. However, the 2013 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the 2013 Plan. Our 2019 Plan provides that on January 1 of each fiscal year, the number of shares authorized for issuance under the 2019 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2019 Plan) (a) 6,900,000 shares (b) 5% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year and (c) such number of shares determined by our board of directors. Pursuant to this provision, on January 1, 2021, the number of shares available for future issuance under our 2019 Plan was increased by 2,000,000 shares, The ESPP provides that on January 1 of each fiscal year, beginning with the fiscal year following the fiscal year in which the first offering period (if any) commences, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the least of (a) 1,400,000 shares (b) 1% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year and (c) such number of shares determined by the board of directors or a committee designated by the board of directors.

Limits on Hedging and Pledging

As part of our insider trading policy, all employees, including executive officers, and members of our board of directors are prohibited from engaging in transactions in publicly traded or privately negotiated options, such as puts and calls, and other derivative securities (whether or not publicly traded) involving our securities. This prohibition applies to any hedging or similar transaction designed to decrease the risks associated with holding our securities. Stock options, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements, and broad-based index options, futures or baskets, are not subject to this prohibition. Our insider trading policy also prohibits certain types of pledges of our securities by certain of our employees, including executive officers and members of our Board, specifically holding our securities in margin accounts or pledging our securities as collateral for a loan.

CORPORATE RESPONSIBILITY HIGHLIGHTS

Our board of directors and management believe that operating our business responsibly benefits our many and diverse stakeholders and drives long-term value creation. We endeavor to conduct our business in ways that are principled, transparent and accountable to our stockholders and other stakeholders. We strive to focus our efforts where we can have the most positive impact on our business and society and we are committed to managing the risks and opportunities that arise from sustainability issues.

Our environmental, social and governance, or ESG, initiatives and programs are led by a diverse team of executive officers and employees from our operations, marketing, public relations, products, buying, merchandising and investor relations departments accountable to our board of directors. As our board of directors and ESG team continue to evaluate further ESG initiatives, we have highlighted below a number of ESG-focused initiatives we have already taken or are in the process of taking. More ESG information can be found on our investor relations website at: https://investors.revolve.com/social-impact.

Environmental Initiatives

•

Helping customers discover sustainable styles and brands. In 2021, we began adding sustainability badges on our websites to help our customers discover and shop sustainable fashion. We recognize that many of our customers want to make more sustainable choices, so we have made the process more intuitive.

•

Offering box free return options to reduce emissions. We have partnered with Happy Returns in the United States and additional partners overseas to reduce the impact of product returns. The box-free return model curtails the total distance traveled for return shipments and reduces the amount of cardboard required.

•	Recycled poly bags for REVOLVE owned brands. In 2020, our REVOLVE owned brands began using more eco-friendly poly bags made from recycled materials.

•

Removed invoices and offer paperless returns: In 2019, REVOLVE eliminated paper invoices from all domestic customer shipments, an initiative that saves millions of sheets of paper annually. Moreover, we continue to maintain a paperless return model that does not require customers to print a mailing label or fill out paper forms to process returns.

•

Recycling and reuse. Within our distribution center, we have expanded our recycling initiatives in recent years. We recycle 100% of all cardboard that comes into our fulfillment operations, which represented more than 600 tons in 2020 alone. We also reuse all pallets and partner with a waste management specialist firm to help us further minimize our waste.

•

Packaging initiatives. Product packaging has a significant impact on the environment, and we are taking steps to reduce our impact. In 2021, we introduced a new shipping box design for our FORWARD website that is highly eco-friendly. It is made from 50% recycled materials, primarily post-consumer waste. We are also working with partners to evaluate the potential reuse of certain boxes returned by customers, which could reduce costs and carbon emissions in the future.

•

Designing REVOLVE owned brand styles with more natural products. We recognize the importance of thoughtful sourcing decisions and that sustainability starts with design. Our REVOLVE owned brand design teams are increasingly seeking to offer more products that are sustainable and eco-conscious, without sacrificing quality or style, such as our new Tularosa Green collection from Tularosa.

•

Investments in energy efficiency. In recent years, we have transitioned to using more energy friendly appliances in our facilities, including motion sensor lights and LED bulbs, which require significantly less energy than conventional bulbs. We have also begun to replace gas-powered forklifts in our distribution center with electrical forklifts that generate significantly less carbon emissions.

•

Testing environmentally friendly shipping options. In 2020, we began to test offer consumers environmentally friendly shipping options for those who are willing to forgo receiving their orders via express shipping. For product returns, we also continue to utilize ground shipping, which results in significantly reduced emissions when compared to express shipping.

•

Developing new office building to be highly sustainable. We have signed a lease to move into a new office building in 2022. Working with our landlord, we are custom-designing the building to be highly sustainable, including evaluating use of solar electricity, electric chargers, efficient lighting and much more.

Social Initiatives

•

Raised $250,000 to donate N95 masks for frontline healthcare workers. Our COVID-19 response enabled us to leverage our unique combination of competencies – including global sourcing expertise and worldwide social media reach – to raise awareness for the cause and deliver the personal protective equipment where it was needed most to protect our frontline healthcare workers.

•

Diversity and Inclusion Committee. In 2020, we formed the Diversity and Inclusion Committee, which includes several of our executives. The committee meets frequently to actively initiate and advance diversity and inclusion efforts within the REVOLVE community, including some of the ones highlighted below.

•

The REVOLVE Mentorship Program. In 2021, we launched the REVOLVE Mentorship Program to assist and support the growth of Black-owned and designed brands and help them overcome the business obstacles they face in the fashion industry. The program provides Black-owned and designed brands on REVOLVE important resources for advancement, anchored by mentorship from leaders throughout REVOLVE, including in sales and analytics, brand marketing, production and manufacturing, accounting and finance, website development and human resources.

•

Dedicated section of the REVOLVE website for Black-owned brands. In 2021, we launched a dedicated section of the REVOLVE website to highlight Black-owned brands and we plan to expand the assortment to include BIPOC brands in the future. Moreover, we have highlighted individual Black-owned brands on the REVOLVE website and in our social channels.

•

Significant increase in Black-owned brands. The number of Black-owned apparel brands on REVOLVE as of March 2021 had more than tripled versus the prior-year comparable period and we continue to expand the assortment through proactive outreach.

•

Expanded diversity across marketing channels. In 2020, more than 60% of our new studio models were women of color. Additionally, our increased focus on expanding diversity has led to significant expansion of diversity across our global base of REVOLVE brand ambassadors.

•

New resources to promote diversity in recruiting. We have deployed a new technology tool to further advance our hiring diversity efforts. We have also expanded our partnerships with job listing platforms operated by third parties to further expand our reach into communities serving diverse candidates.

•

Begun disclosing employee diversity statistics. As of December 31, 2020, 78% of our employees were women and 86% were persons of color. Among our executive team, 30% were women and 50% were persons of color.

•

Code of Conduct for suppliers and vendors to promote fair and ethical operations. Our Code of Conduct for supplier and vendor partners is designed to promote principles of fair and ethical treatment of workers, compliance with all applicable local laws, rules and regulations, and transparency to allow for accountability and reasonable substantiation of compliance. We strive to ensure that our vendors pay fair wages, support freedom of association, prevent forced labor or child labor, prohibit unlawful discrimination and promote the health and safety of those that participate in our supply chain.
•

Charitable match program for employee donations. In 2020, we established a program to match employee financial donations to qualifying charities around the world, enabling employees to contribute to charities of their choice with a 1:1 contribution match up to $10,000 per year on behalf of REVOLVE.

•

Wide-ranging support for local community organizations. Over the years, the REVOLVE employee community has supported many local organizations, including Toys for Tots, Step Up, the American Cancer Society and a mentorship program for local high school students interested in a fashion design career, just to name a few.

•

Launched Vote4EVER apparel collection to contribute funds in support of voter registration. In advance of the 2020 Presidential election, we partnered with former First Lady Michelle Obama’s ‘When We All Vote’ organization to support voter registration. We donated 20% of the purchase price from each Vote4Ever collection item in support of this important cause.

Governance Initiatives

•	Gender diversity on the board of directors: 40% of our board members are female.
•

Large equity ownership aligns management interests with stockholder interests. Our management team collectively owns more than 50% of our common stock, which we believe effectively aligns our interests with stockholder interests. For instance, our co-founders and co-CEOs, who together own more than 50% of our common stock, have not received any equity grants since the inception of our company and their total compensation packages rank at the low end among CEOs in our peer group, according to published governance reports.

•

Significant portion of executive compensation tied to specific performance targets. A significant portion of our executive compensation is tied to annual performance objectives approved by the compensation committee of the board of directors.

•

Independent compensation consultant engaged by the compensation committee. Our compensation committee has engaged with an independent compensation consultant to ensure our compensation is fair and competitive, while balancing stockholder interests.

•

Regular engagement with stockholders on a broad range of business and governance topics. We engage with stockholders regarding business and governance topics on an ongoing basis and their feedback is regularly shared with the executive team and board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 16, 2021 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 35,777,020 shares of our Class A common stock and 36,422,333 shares of Class B common stock outstanding as of April 16, 2021. We have deemed shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 16, 2021, or issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of April 16, 2021, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Revolve Group, Inc., 12889 Moore Street, Cerritos, California 90703.

	Class A Common Stock		Class B Common Stock		Percent of Total
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Voting Power†
Greater than 5% Stockholders
MMMK Development, Inc.(1)	—	—	36,387,002	99.9%	91.0%
Entities affiliated with FMR LLC(2)	4,627,066	12.9%	—	—	1.2%
Entities affiliated with Vanguard Group, Inc.(3)	2,212,815	6.2%	—	—	0.6%
Directors and Executive Officers
Mike Karanikolas(4)	123,000	*	36,387,002	99.9%	91.0%
Michael Mente(5)	73,000	*	36,422,333	100.0%	91.1%
Melanie Cox(6)	6,124	*	—	—	*
Hadley Mullin	—	—	—	—	—
Marc Stolzman(7)	10,501	*	18,205	*	*
David Pujades(8)	11,520	*	128,965	*	*
Jesse Timmermans(9)	9,500	*	106,370	*	*
All directors and executive officers as a group (7 persons)(10)	233,645	*	36,675,873	100.0%	91.2%

*	Less than one percent.
†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation.

(1)

Consists of 36,387,002 shares of Class B common stock held of record by MMMK Development, Inc. Mike Karanikolas and Michael Mente, our co-chief executive officers and directors, are the stockholders of MMMK Development, Inc. and share voting and dispositive power over the shares held by MMMK Development, Inc.

(2)

Based solely on a Schedule 13G filed with the SEC on February 8, 2021 by entities affiliated with FMR LLC. FMR LLC has sole dispositive power with respect to all 4,627,066 shares of Class A common stock and sole voting power with respect to 1,643,991 of the shares of Class A common stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021 by entities affiliated with Vanguard Group Inc. Vanguard Group, Inc. beneficially owns 2,212,815 shares of Class A common stock, with shared power to vote 9,640 of such shares, sole power to dispose of 2,186,849 of such shares and shared power to dispose of 25,966 of such shares. The shares include shares beneficially owned by subsidiaries of Vanguard Group, Inc., including Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The principal business address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Consists of (a) 123,000 shares of Class A common stock held of record by Mr. Karanikolas and (b) 36,387,002 shares of Class B common stock held of record by MMMK Development, Inc. See footnote (1) regarding Mr. Karanikolas’s relationship with MMMK Development, Inc.

(5)

Consists of (a) 73,000 shares of Class A common stock held of record by Mr. Mente, (b) 35,331 shares of Class B common stock held of record by Mr. Mente and (c) 36,387,002 shares of Class B common stock held of record by MMMK Development, Inc. See footnote (1) regarding Mr. Mente’s relationship with MMMK Development, Inc.

(6)	Consists of 6,124 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days after April 16, 2021.
(7)

Consists of (a) 3,883 shares of Class A common stock, (b) 6,618 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days after April 16, 2021 and (c) options to purchase 18,205 of Class B common stock that are exercisable within 60 days after April 16, 2021.

(8)

Consists of (a) options to purchase 11,520 shares of Class A common stock and (b) options to purchase 128,965 shares of Class B common stock, in each case that are exercisable within 60 days after April 16, 2021.

(9)

Consists of (a) options to purchase 9,500 shares of Class A common stock and (b) options to purchase 106,370 shares of Class B common stock, in each case that are exercisable within 60 days after April 16, 2021.

(10)

Consists of (a) 199,883 shares of Class A common stock, (b) 36,422,333 shares of Class B common stock, (c) options to purchase 21,020 shares of Class A common stock that are exercisable within 60 days after April 16, 2021, (d) options to purchase 235,335 shares of Class B common stock that are exercisable within 60 days after April 16, 2021 and (e) 12,742 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days after April 16, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement captioned “Executive Compensation.”

Related Party Transaction Policy

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest.

Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to:

•	transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;
•	transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•	transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•	transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis.

No member of the audit committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant by the audit committee, including, but not limited to:

•	the benefits and perceived benefits to us;
•	the materiality and character of the related party’s direct and indirect interest;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties under the same or similar circumstances.

In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of us and our stockholders.

The transactions described below were consummated prior to our adoption of the formal, written policy described above, and therefore the foregoing policies and procedures were not followed with respect to the transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Registration Rights Agreement

In connection with our initial public offering we entered into a registration rights agreement with certain of our stockholders, including MMMK Development, Inc. and Michael Mente, our co-chief executive officer. As of April 16, 2021, the holders of all of our outstanding shares of Class B common stock or their permitted transferees are entitled to rights with respect to the registration of their shares under the Securities Act. The registration rights agreement provides these stockholders the right, subject to certain conditions, to require us to file registration statements for the public resale of the shares of Class A common stock issuable upon conversion of their shares of Class B common stock, or to include such shares in registration statements that we may file.

Indemnification Agreements

As permitted by Delaware General Corporation Law, we have entered into indemnification agreements with each of our current directors, officers and some employees. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of us or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Other Transactions

We have entered into employment and other agreements with certain of our executive officers that, among other things, provide for certain severance or change of control benefits. For a description of agreements with our named executive officers, see the section of this proxy statement captioned “Executive Compensation—Executive Employment Arrangements.”

OTHER MATTERS

2020 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2020 are included in our Annual Report on Form 10-K. Our annual report and this proxy statement are posted on our website at https://investors.revolve.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Revolve Group, Inc., 12889 Moore Street, Cerritos, California 90703. Copies of all exhibits to the annual report on Form 10-K for the fiscal year ended December 31, 2020 may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to Investor Relations, Revolve Group, Inc., 12889 Moore Street, Cerritos, California 90703.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, our designated proxies listed in this proxy statement will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed in the Notice or on the accompanying proxy card or, or if you requested to receive a printed copy of the proxy materials, by executing and returning, at your earliest convenience, the accompanying proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Cerritos, California

April 29, 2021

REVOLVE

REVOLVE GROUP, INC.
12889 MOORE STREET
CERRITOS, CA 90703

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53615-P53052 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REVOLVE GROUP, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RVLV2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.REVOLVE GROUP, INC.12889 MOORE STREETCERRITOS, CA 90703D53615-P53052For All Withhold AllFor All ExceptREVOLVE GROUP, INC.To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following:!!!1. Election of Directors Nominees: 01) Mike Karanikolas 02) Michael Mente 03) Melanie Cox 04) Hadley Mullin 05) Marc StolzmanFor AgainstAbstainThe Board of Directors recommends you vote FOR the following proposal:!!!2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year endingDecember 31, 2021.NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.comD53616-P53052REVOLVE GROUP, INC.Annual Meeting of StockholdersJune 11, 2021 at 11:00 AM PTVia the Internet at www.virtualshareholdermeeting.com/RVLV2021This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Jesse Timmermans and Jodi Lumsdaine Chapin, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of REVOLVE GROUP, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PT on June 11, 2021, via a live webcastat www.virtualshareholdermeeting.com/RVLV2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse sidezVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RVLV2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.REVOLVE GROUP, INC.12889 MOORE STREETCERRITOS, CA 90703D53615-P53052For All Withhold AllFor All ExceptREVOLVE GROUP, INC.To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following:!!!1. Election of Directors Nominees: 01) Mike Karanikolas 02) Michael Mente 03) Melanie Cox 04) Hadley Mullin 05) Marc StolzmanFor AgainstAbstainThe Board of Directors recommends you vote FOR the following proposal:!!!2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year endingDecember 31, 2021.NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.comD53616-P53052REVOLVE GROUP, INC.Annual Meeting of StockholdersJune 11, 2021 at 11:00 AM PTVia the Internet at www.virtualshareholdermeeting.com/RVLV2021This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Jesse Timmermans and Jodi Lumsdaine Chapin, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of REVOLVE GROUP, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PT on June 11, 2021, via a live webcastat www.virtualshareholdermeeting.com/RVLV2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side